     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1999

                                                      REGISTRATION NO. 333-76987
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                               COMMERCE ONE, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7372                  68-0322810
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                                ----------------

                              1600 RIVIERA AVENUE
                         WALNUT CREEK, CALIFORNIA 94596
                                 (925) 941-6000

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ----------------

                                MARK B. HOFFMAN
                            CHIEF EXECUTIVE OFFICER
                              1600 RIVIERA AVENUE
                         WALNUT CREEK, CALIFORNIA 94596
                                 (925) 941-6000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   COPIES TO:

            DAVID J. SEGRE                          STEVEN M. SPURLOCK
         N. ANTHONY JEFFRIES                       ANTHONY J. MCCUSKER
            LINDA M. CUNY                             JOHN F. DIETZ
         ELIZABETH C. HEWITT                     Gunderson Dettmer Stough
   Wilson Sonsini Goodrich & Rosati        Villeneuve Franklin & Hachigian, LLP
       Professional Corporation                   155 Constitution Drive
          650 Page Mill Road                   Menlo Park, California 94025
     Palo Alto, California 94304                      (650) 321-2400
            (650) 493-9300

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                                ----------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The purpose of this Amendment No. 4 is solely to file certain exhibits to the Registration Statement as set forth below as in Item 16(a) of Part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


EXHIBIT
 NUMBER
--------

    1.1*     Form of Underwriting Agreement.
    2.1**    Agreement and Plan of Reorganization by and among the
             Registrant, Blackhawk Acquisition Corporation, VEO Systems,
             Inc., the Shareholders named therein, and U.S. Bank Trust,
             N.A., dated November 25, 1998.
    3.1**    Restated Certificate of Incorporation of the Registrant to be
             in effect after the closing of the offering made under this
             Registration Statement.
    3.2**    Bylaws of the Registrant to be in effect after the closing of the offering made under this Registration Statement.
    4.1**    Specimen Common Stock Certificate.
    5.1*     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation.
   10.1**    Form of Indemnification Agreement between the Registrant and each of its directors and officers.
   10.2**    Form of 1997 Incentive Stock Option Plan and form of
             agreements thereunder.
   10.3**    Form of 1999 Employee Stock Purchase Plan and form of
             agreements thereunder.
   10.4**    Amended and Restated 1995 Stock Option Plan and form of
             agreement thereunder.
   10.5**    Form of 1999 Director Option Plan and form of agreements
             thereunder.
   10.6**    VEO Systems, Inc. Option Plan and form of agreement
             thereunder.
   10.7+**   Master Software License and Services Agreement between the
             Registrant and Nippon Telegraph and Telephone Corporation
             dated April 16, 1999.
   10.8+**   Governance Agreement between the Registrant and British
             Telecommunications, plc., dated March 26, 1999.
   10.9+**   Marketing Agreement between the Registrant and British
             Telecommunications, plc., dated March 26, 1999.
   10.10+**  MarketSite License Agreement between the Registrant and
             British Telecommunications, plc., dated March 25, 1999.
   10.11+**  Amended and Restated Trading Agreement between the Registrant and British Telecommunications, plc., dated March 25, 1999.
   10.12+**  Marketing Agreement between the Registrant and MCI Systemhouse
             Corporation dated August 4, 1998.
   10.13+**  Agreement between the Registrant and PricewaterhouseCoopers
             LLP dated September 2, 1998.
   10.14+    OEM Software License and Distribution Agreement between the
             Registrant and PeopleSoft, Inc., dated June 5, 1999.
   10.15+    Joint Development Agreement between the Registrant and
             PeopleSoft, Inc., dated June 5, 1999.
   10.16     Stock Purchase and Master Strategic Relationship Agreement
             between the Registrant and PeopleSoft, Inc., dated June 5,
             1999.
   10.17     Stock Purchase and Master Strategic Relationship Agreement
             between the Registrant and SingTel Ventures (Cayman) Pte.
             Limited, dated June 1999.
   10.18     Stock Purchase and Master Strategic Relationship Agreement
             between the Registrant and Nippon Telegraph and Telephone
             Company, dated June 1999.
   23.1**    Consent of Ernst & Young LLP, Independent Auditors.
   23.2**    Consent of PricewaterhouseCoopers LLP, Independent
             Accountants.

EXHIBIT
 NUMBER
--------

   23.3*     Consent of Wilson Sonsini Goodrich & Rosati (see Exhibit 5.1).
   24.1**    Power of Attorney (see page II-6).
   27.1**    Financial Data Schedule.


--------------

+ Certain portions of this exhibit have been granted confidential treatment by the Commission. The omitted portions have been separately filed with the Commission.

*   To be filed by amendment.

**  Previously filed.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on the 14th day of June, 1999.


                                COMMERCE ONE, INC.

                                By:             /s/ MARK B. HOFFMAN
                                     -----------------------------------------
                                                  MARK B. HOFFMAN
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
     /s/ MARK B. HOFFMAN          Officer and Chairman of
------------------------------    the Board (Principal         June 14, 1999
       MARK B. HOFFMAN            Executive Officer)

                                Vice President and Chief
              *                   Financial Officer
------------------------------    (Principal Financial         June 14, 1999
       PETER F. PERVERE           Officer)

              *
------------------------------  Director                       June 14, 1999
        ASIM ABDULLAH

              *
------------------------------  Director                       June 14, 1999
        JOHN V. BALEN

              *
------------------------------  Director                       June 14, 1999
      WILLIAM B. ELMORE

              *
------------------------------  Director                       June 14, 1999
      KENNETH C. GARDNER

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

------------------------------  Director
       THOMAS GONZALES

              *
------------------------------  Director                       June 14, 1999
      WILLIAM J. HARDING

------------------------------  Director
       JOHN SWINGEWOOD

              *
------------------------------  Director                       June 14, 1999
       JAY M. TENENBAUM

              *
------------------------------  Director                       June 14, 1999
      JEFFREY T. WEBBER


*By:     /s/ MARK B. HOFFMAN
      -------------------------
           MARK B. HOFFMAN
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER
--------

    1.1*     Form of Underwriting Agreement.
    2.1**    Agreement and Plan of Reorganization by and among the
             Registrant, Blackhawk Acquisition Corporation, VEO Systems,
             Inc., the Shareholders named therein, and U.S. Bank Trust,
             N.A., dated November 25, 1998.
    3.1**    Restated Certificate of Incorporation of the Registrant to be
             in effect after the closing of the offering made under this
             Registration Statement.
    3.2**    Bylaws of the Registrant to be in effect after the closing of the offering made under this Registration Statement.
    4.1**    Specimen Common Stock Certificate.
    5.1*     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation.
   10.1**    Form of Indemnification Agreement between the Registrant and each of its directors and officers.
   10.2**    Form of 1997 Incentive Stock Option Plan and form of
             agreements thereunder.
   10.3**    Form of 1999 Employee Stock Purchase Plan and form of
             agreements thereunder.
   10.4**    Amended and Restated 1995 Stock Option Plan and form of
             agreement thereunder.
   10.5**    Form of 1999 Director Option Plan and form of agreements
             thereunder.
   10.6**    VEO Systems, Inc. Option Plan and form of agreement
             thereunder.
   10.7+**   Master Software License and Services Agreement between the
             Registrant and Nippon Telegraph and Telephone Corporation
             dated April 16, 1999.
   10.8+**   Governance Agreement between the Registrant and British
             Telecommunications, plc., dated March 26, 1999.
   10.9+**   Marketing Agreement between the Registrant and British
             Telecommunications, plc., dated March 26, 1999.
   10.10+**  MarketSite License Agreement between the Registrant and
             British Telecommunications, plc., dated March 25, 1999.
   10.11+**  Amended and Restated Trading Agreement between the Registrant and British Telecommunications, plc., dated March 25, 1999.
   10.12+**  Marketing Agreement between the Registrant and MCI Systemhouse
             Corporation dated August 4, 1998.
   10.13+**  Agreement between the Registrant and PricewaterhouseCoopers
             LLP dated September 2, 1998.
   10.14+    OEM Software License and Distribution Agreement between the
             Registrant and PeopleSoft, Inc., dated June 5, 1999.
   10.15+    Joint Development Agreement between the Registrant and
             PeopleSoft, Inc., dated June 5, 1999.
   10.16     Stock Purchase and Master Strategic Relationship Agreement
             between the Registrant and PeopleSoft, Inc., dated June 5,
             1999.
   10.17     Stock Purchase and Master Strategic Relationship Agreement
             between the Registrant and SingTel Ventures (Cayman) Pte.
             Limited, dated June 1999.
   10.18     Stock Purchase and Master Strategic Relationship Agreement
             between the Registrant and Nippon Telegraph and Telephone
             Company, dated June 1999.
   23.1**    Consent of Ernst & Young LLP, Independent Auditors.
   23.2**    Consent of PricewaterhouseCoopers LLP, Independent
             Accountants.
   23.3*     Consent of Wilson Sonsini Goodrich & Rosati (see Exhibit 5.1).

EXHIBIT
 NUMBER
--------

   24.1**    Power of Attorney (see page II-6).
   27.1**    Financial Data Schedule.


--------------

+ Certain portions of this exhibit have been granted confidential treatment by the Commission. The omitted portions have been separately filed with the Commission.

*   To be filed by amendment.

**  Previously filed.